Scheichet & Davis, P.C.
                                Counselors at Law
                          800 Third Avenue - 30th Floor
                              New York,  NY  10022
                                 (212) 688-3200
                               Fax: (212) 371-7634



                                                              September 28, 2000



New  York  Health  Care,  Inc.
1850  Mc  Donald  Avenue
Brooklyn,  NY  11223

               Re:    REGISTRATION  STATEMENT  ON  FORM  S-8
                      UNDER  THE  SECURITIES  ACT  OF  1933;
                      S.E.C.  FILE  NO.  333-08155
                      --------------------------------------

Gentlemen:

     In our capacity as counsel to New York Health Care, Inc., a New York corporation (the "Company"), we have been asked to render this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Registration Statement covers a total of 1,156,250 shares of the Company's $.01 par value common stock (the "Common Stock"), issuable upon the exercise of certain directors warrants, a stock option granted to the Company's President and other stock options issued pursuant to the Company's 1996 Performance Incentive Plan, as amended.

     In that connection, we have examined the Company's Certificate of Incorporation and By-Laws, as amended, the Registration Statement, corporate proceedings of the Company relating to the directors warrants, the stock options and the Company's 1996 Performance Incentive Plan, as amended, and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.


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     Based  upon  and  subject  to  the  foregoing,  we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York; and

     2. The shares of Common Stock issuable upon the exercise of the directors warrants, a stock option granted to the Company's President and stock options issued pursuant to the Company's 1996 Performance Incentive Plan have been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name as attorneys in connection wth the Registration Statement.


                                             Very  truly  yours,

                                             SCHEICHET  &  DAVIS,  P.C.

                                             /s/  William  J.  Davis
                                             A  Member  of  the  Firm


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